SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

September 27, 2012 (September 21, 2012)

Date of Report (Date of earliest event reported)

INERGY MIDSTREAM, L.P.

(Exact name of Registrant as specified in its charter)

Delaware	001-35377	20-1647837
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Two Brush Creek Boulevard, Suite 200

Kansas City, MO 64112

(Address of principal executive offices)

(816) 842-8181

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 21, 2012, William R. Moler submitted his resignation as the Senior Vice President and Chief Operating Officer of NRGM GP, LLC (the “Company”), the general partner of Inergy Midstream, L.P. (the “Partnership”). Mr. Moler’s resignation is effective as of October 5, 2012.

Additionally, on September 27, 2012, the Board of Directors of the Company approved several organizational changes.

Michael J. Campbell has been appointed Senior Vice President and Chief Financial Officer of the Company. Mr. Campbell, age 43, currently serves as Vice President and Treasurer of Inergy GP, LLC, the general partner of Inergy, L.P. Mr. Campbell joined Inergy, L.P. in 2003 and has served as its Vice President and Treasurer since May 2005. Mr. Campbell succeeds R. Brooks Sherman, Jr. as the Company’s Chief Financial Officer and Mr. Brooks Sherman, Jr. will continue as an Executive Vice President of the Company.

Michael D. Lenox has been appointed Vice President and Chief Accounting Officer of the Company. Mr. Lenox, age 36, currently serves as Vice President and Corporate Controller of Inergy GP, LLC. Mr. Lenox joined Inergy, L.P. in 2007 as its Director of Financial Reporting and has served as its Vice President and Corporate Controller since November 2011.

No family relationship exists between any director, executive officer and any of the individuals listed above and there are no transactions regarding the individuals listed above that are required to be disclosed by Item 404(a) of Regulation S-K.

A press release announcing the organizational changes is furnished as Exhibit 99.1 to this Current Report on Form 8-K. Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities under that Section and shall not be deemed to be incorporated by reference into any filing of the Registrant under the Securities Act of 1933 or the Exchange Act.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

99.1	Press Release dated September 27, 2012

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INERGY MIDSTREAM, L.P.

	By:	NRGM GP, LLC,
Its General Partner

Date: September 27, 2012	By:	/s/ R. Brooks Sherman, Jr.
R. Brooks Sherman, Jr. Executive Vice President

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